EXHIBIT 32

     In connection with the Quarterly Report of Blue Line Protection Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2018 as filed with the Securities and Exchange Commission (the "Report"), Daniel Allen, the Company's Chief Executive and Financial Officer, certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.


November 19, 2018                            By: /s/ Daniel Allen
                                                ------------------------------
                                              Daniel Allen, Principal Executive
                                              and Financial Officer